Exhibit 10.2

CONSENT AND REAFFIRMATION OF LOAN DOCUMENTS

The undersigned, while not parties to the Assignment and Assumption Agreement dated August 14, 2008 (the "Agreement") between Harland Clarke Corp. ("Harland Clarke") and Whitebox Delphax, Ltd. ("Whitebox"), hereby consent to the transaction to be consummated pursuant to the Agreement, including without limitation the assignment by Whitebox to Harland Clarke of the Loans and the Loan Assets and the Equity Terminations. Each of the undersigned further (1) acknowledges and agrees that each of the Loan Documents remains in full force and effect and is hereby ratified, confirmed, and approved; (2) consents to all of the terms and conditions of the Agreement; (3) acknowledges and agrees that Harland Clarke is the successor in interest to Whitebox and is entitled to and may exercise all of Whitebox's rights and remedies under the Loan Documents and with respect to the Loans and the Loan Assets; (4) acknowledges that the Warrants were cancelled by Whitebox and the Equity Terminations were completed prior to the date of the Agreement; (5) waives any rights it may have to require a legal opinion in connection with the transactions contemplated by the Agreement; (6) acknowledges that any references to Whitebox in the Loan Documents will be deemed to refer to Harland Clarke, as successor in interest to Whitebox; and (7) agrees to take any and all actions reasonably required to consummate the transactions provided for in the Agreement, including the proper consummation of the Equity Termination and any re-registration of the Assigned Stock in the name of Harland Clarke. Capitalized terms used but not defined in this Consent and Reaffirmation of Loan Documents have the meanings given in the Agreement.

DELPHAX TECHNOLOGIES CANADA LIMITED

By:/s/ Gregory S. Furness
Print Name: Gregory S. Furness
Title: CFO

DELPHAX TECHNOLOGIES INC.

By:/s/ Gregory S. Furness
Print Name: Gregory S. Furness
Title: CFO
Dated: August 14, 2008